Exhibit 4.5

0% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

Number: 1	Initial Number of Shares: [ ]

CUSIP NO.: 00130H 501

0% Series A Cumulative Perpetual Convertible Preferred Stock
(without par value)
(liquidation preference $1,000 per share)
of
THE AES CORPORATION

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

The AES Corporation, a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of a number of fully paid and non-assessable shares of preferred stock of the Corporation designated the “0% Series A Cumulative Perpetual Convertible Preferred Stock,” without par value and liquidation preference $1,000 per share (the “Convertible Preferred Stock”) as set forth in Schedule A hereto. The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of 0% Series A Cumulative Perpetual Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned this certificate, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The AES Corporation has executed this certificate as of the date set forth below.

THE AES CORPORATION

By:
Name:
Title:

Dated: March 11, 2021

[Signature Page to Convertible Preferred Stock Certificate]

COUNTERSIGNATURE

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

COMPUTERSHARE TRUST CO., N.A.
as Transfer Agent

By:
Name:
Title:

Dated: March 11, 2021

[Signature Page to Convertible Preferred Stock Certificate]

REVERSE OF SECURITY

THE AES CORPORATION

0% Series A Cumulative Perpetual Convertible Preferred Stock

In connection with a Successful Remarketing, the Board of Directors, after consultation with the Remarketing Agent, may increase the Dividend Rate, increase the Conversion Rate and/or establish a Modified Redemption Date, in each case pursuant to the Certificate of Designations. Following any Dividend Increase Remarketing, Holders of Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends on each share of Convertible Preferred Stock at the applicable Dividend Rate on the Liquidation Preference per share of the Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election, unless the Corporation has previously irrevocably elected a Dividend Payment Method to apply (subject to the limitations described in the Certificate of Designations).

The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Convertible Preferred Stock shall be convertible in the manner and according to the terms set forth in the Certificate of Designations. If any Holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, in certain circumstances, the Corporation will adjust the Conversion Rate for shares of Convertible Preferred Stock surrendered for conversion as set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the powers, designations, preferences and relative, participating, optional or other rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:_______________________________

Signature:____________________________

(Sign exactly as your name appears on the other side of this Convertible Preferred Stock)

Signature Guarantee:1___________________

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert 0% Series A Cumulative Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, of the Corporation (the “Convertible Preferred Stock”), represented by stock certificate No(s) [ ]. (the “Convertible Preferred Stock Certificates”), into 0% Series B Preferred Stock, without par value, of the Corporation (the “Series B Preferred Stock”) (in the case of an Optional Conversion), cash (in the case of an Induced Conversion and/or in lieu of any fractional shares) and common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), if any, pursuant to and according to the conditions of the Certificate of Designations establishing the terms of the Convertible Preferred Stock, as the same may be amended from time to time in accordance with its terms, as of the date written below. If any shares of Series B Preferred Stock or Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Series B Preferred Stock or shares of Common Stock, or pay cash, in each case, upon conversion of the Convertible Preferred Stock, until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Number of shares of Convertible Preferred Stock to be Converted:

Signature:

Name:

Address:[2]

Fax No.:

[2]	Address where shares of Series B Preferred Stock (in the case of an Optional Conversion) and/or any shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

The AES Corporation

Global Preferred Share

0% Series A Cumulative Perpetual Convertible Preferred Stock

The initial number of shares of Convertible Preferred Stock represented by this Global Preferred Share shall be [ ]. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar